                                                                   EXHIBIT 10.19

                     EIGHTH ADDITIONAL SPACE AGREEMENT
                     ---------------------------------


          AGREEMENT made as of the 16th day of April, 1998 between 55 BROAD STREET COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to herein as "Owner"), and N2K INC., a Delaware corporation authorized to transact business in the State of New York, having an office at 55 Broad Street, Borough of Manhattan, City, County and State of New York, as tenant (referred to herein as "Tenant").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS:

          (1) Under date of September 7, 1995, Owner and N2K Inc., a New York corporation, Tenant's predecessor in interest, entered into a lease affecting portions of the tenth (10th) and eleventh (11th) floors in the building
                ------------ -------------------
(referred to herein as the "Building") known as 55 Broad Street, Borough of Manhattan, City, County and State of New York; and

          (2) N2K Inc., a New York corporation, merged into N2K Inc., a Pennsylvania corporation, by statutory merger effective February 13, 1996 and, thereafter, N2K Inc., said Pennsylvania corporation, merged into Tenant by statutory merger effective June 5, 1996 as amended and restated as of October 16, 1997; and

          (3) Said lease, as modified by written agreements dated December 31, 1995, April 1, 1996 (said agreement dated April 1, 1996 is referred to as the "First Additional Space Agreement"), April 2, 1996 (said agreement dated April
2, 1996 is referred to as the "Second Additional Space
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Agreement"), April 3, 1996 (said agreement dated April 3, 1996 is referred to as the "Third Additional Space Agreement"), October 15, 1996 (said agreement dated October 15, 1996 is referred to as the "Fourth Additional Space Agreement"), May 13, 1997 (said agreement dated May 13, 1997 is referred to as the "Fifth Additional Space Agreement"), January 5, 1998 (said agreement dated January 5, 1998 is referred to as the "Sixth Additional Space Agreement") and January 5, 1998 (said agreement dated January 5, 1998 is referred to as the "Seventh Additional Space Agreement") is for a term (referred to herein as the "Demised Term") which shall now end on August 31, 2002, unless said Demised Term with respect to any Additional Space affected by any such Additional Space Agreement expires sooner or is further extended pursuant to the provisions of the First, Second, Third, Fourth, Fifth, Sixth and/or Seventh Additional Space Agreements, or sooner terminated pursuant to any of the terms, covenants or conditions of said lease or pursuant to law, and is referred to herein as the "Lease"; and the premises so leased to Tenant pursuant to the provisions of the Lease, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term other than Tenant's Personal Property (as defined in the Lease), are referred to herein, collectively, as the "Demised Premises"; and

          (4) Tenant now desires to lease and add to the Demised Premises that portion of the seventeenth (17th) floor of the Building known as Unit F,
               ------------------
which is indicated by outlining and diagonal markings on the floor plan, identified as Exhibit "1," initialed by the parties, annexed hereto and made a part hereof, and Owner is willing to lease said portion of the seventeenth
                                                               -----------
(17th) floor to Tenant, subject to the provisions of this Agreement (said
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portion of the seventeenth (17th) floor of the Building, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term, other than Tenant's Personal Property as defined in the Lease, is referred to herein as the "Eighth Additional Space"); and

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          (5)   Subject to the provisions of this Agreement, the Demised Term of the Lease applicable to the Eighth Additional Space shall commence on a date (referred to as the "Eighth Additional Space Commencement Date") fixed by Owner in a notice to Tenant, not sooner than two (2) business days next following the date of the giving of such notice, which notice shall state that Owner has, or prior to the Eighth Additional Space Commencement Date will have, substantially completed the Eighth Additional Space Initial Work (as hereinafter defined); and

          (6) All capitalized terms shall have the same meanings ascribed to them in the Lease, unless otherwise set forth herein; and

          (7) The parties desire to record herein their understandings with respect to the foregoing.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

          FIRST  :  The Lease is hereby modified as follows:
          -----

               A. Owner hereby leases to Tenant and Tenant hereby hires from Owner the Eighth Additional Space for a term to commence upon the Eighth Additional Space Commencement Date and to end on the last day of the calendar month which is five (5) years and two (2) months next following the Eighth Additional Space Commencement Date, unless the Demised Term shall sooner terminate or be extended pursuant to any of the terms, covenants or conditions of this Agreement, the Lease or pursuant to law.

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

                 B. (1) Tenant acknowledges that Owner has made no representations to Tenant as to the condition of the Eighth Additional Space and Tenant agrees to accept possession of the Eighth Additional Space in the condition which shall exist on the Eighth Additional Space Commencement Date "as is" and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare the Eighth Additional Space for Tenant's occupancy, except that, prior to the Eighth Additional Space Commencement Date, Owner agrees, at Owner's expense, to perform and make the following work and installations in the Additional Space (referred to herein as the "Eighth Additional Space Initial Work"):

          (i) Paint the painted surfaces in the Eighth Additional Space, with a single coat of paint in flat finish, in colors selected by Tenant from Building standard colors, but not more than one color in any room or area; and

          (ii)   Clean existing carpeting; and

          (iii)  Broom clean Eighth Additional Space.

                      (2) Said Eighth Additional Space Initial Work shall be equal to standards adopted by Owner for the Building and shall constitute a single non-recurring obligation on the part of Owner. In the event this Lease is renewed or extended for a further term by agreement or operation of law, Owner's obligation to perform such work shall not apply to such renewal or extension.

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

                       (3) At any time after the Eighth Additional Space Commencement Date, Owner may enter the Eighth Additional Space to perform said work, and entry by Owner, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. Owner agrees to employ reasonable diligence to avoid such inconvenience or annoyance to Tenant in the performance of such work without an obligation, however, to employ labor at overtime or other premium pay rates.

                 C. From and after the Eighth Additional Space Commencement Date, the Lease shall be deemed modified, as follows:

                       (1) The Demised Premises shall include the Eighth Additional Space for all purposes of the Lease;

                       (2) a. The Fixed Rent reserved in the Lease shall be further increased by the sum of FORTY-FIVE THOUSAND NINE HUNDRED EIGHT and 00/100 ($45,908.00) DOLLARS per annum from the Eighth Additional Space Commencement Date to the last day of the calendar month three hundred sixty-five
(365) days next following the Eighth Additional Space Commencement Date, both dates inclusive, FORTY-SEVEN THOUSAND NINE HUNDRED FOUR and 00/100 ($47,904.00) DOLLARS per annum with respect to the next year of the Demised Term applicable to the Eighth Additional Space, both dates inclusive, and FORTY-NINE THOUSAND NINE HUNDRED and 00/100 ($49,900.00) DOLLARS per annum with respect to the remainder of the Demised Term applicable to the Eighth Additional Space, both dates inclusive, and the monthly installments of Fixed Rent shall be increased accordingly.

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

                            b.  In the event that the Eighth Additional Space
Commencement Date shall occur on a date other than the first (1st) day of any calendar month, then the increase in the Fixed Rent for the month in which the Eighth Additional Space Commencement Date shall occur shall be prorated.

                       (3) The Demised Premises Area, as set forth in Section 23.01, shall be further increased by 1,996 square feet, except that the provisions of Article 23 solely insofar as said provisions relate to the Eighth Additional Space shall be modified to provide for Base Operating Expenses with respect to the Eighth Additional Space shall mean a sum equal to Operating Expenses for the calendar year 1998 solely with respect to such Eighth Additional Space.

                       (4) With respect to the Eighth Additional Space only, the following new Section 29.13 entitled "Electricity: Eighth Additional Space"
                                          ------------------------------------
shall be deemed added to the Lease as of the date hereof, and Section 29.05 shall continue to apply to the previously leased portions of the Building by
Tenant:

                 "A.   Owner shall redistribute or furnish electrical energy to
or for the use of Tenant in the Eighth Additional Space for the operation of the lighting fixtures and the electrical receptacles installed in the Eighth Additional Space on the Eighth Additional Space Commencement Date and the operation of the Building heating, ventilating and air conditioning system unit serving the floor of the Building on which the Eighth Additional Space is located. If either the quantity or character of electrical service is changed by the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building or is no longer available or suitable for Tenant's requirements, or if any equipment supplementing or ancillary to such electrical service which is installed in the Building by or on behalf of said corporation(s) and/or other entity(ies) malfunctions or fails to operate for any reason while Tenant has made any connections to said equipment, no such change, unavailability, unsuitability, malfunction or failure to operate shall constitute an actual or constructive eviction, in whole or in part,

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

or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise, unless such change, unavailability or unsuitability is caused by Owner's negligence or willful misconduct or the negligence or willful misconduct of Owner's agents, employees or contractors. In the event the corporation(s) and/or other entity(ies) selected by Owner shall be different from such corporation(s) and/or other entity(ies) presently providing electrical service to the Building as of the date hereof, any such new or replacement corporation(s) and/or other entity(ies) selected by Owner shall be reputable and provide competitive rates.

               B. Owner represents that the electrical feeder or riser capacity serving the Eighth Additional Space on the Eighth Additional Space Commencement Date shall be adequate to serve the lighting fixtures and electrical receptacles installed in the Eighth Additional Space on the Eighth Additional Space Commencement Date. Any additional feeders or risers to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers shall be installed by Owner upon Tenant's request, at the sole cost and expense of Tenant; provided that, in Owner's judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Eighth Additional Space or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Eighth Additional Space exceed the capacity of the existing feeders or risers or wiring installations then serving the Eighth Additional Space.

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

               C. Prior to the Eighth Additional Space Commencement Date, Owner, at Owner's expense, shall have installed a submeter or submeters in the Eighth Additional Space to measure Tenant's actual consumption of electricity in the entire Eighth Additional Space. Tenant shall pay to Owner, from time to time, upon demand, for the electricity consumed in the Eighth Additional Space, as determined by such submeter or submeters, the actual cost to Owner of purchasing electricity for the Eighth Additional Space (as such actual cost is hereinafter defined) plus all applicable taxes thereon. Owner's actual cost for Tenant's KW and KWH shall be determined by the application of the Building's electric rate schedule per month from the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building to Tenant's usage. With respect to any period when any such submeter is not in good working order, Tenant shall pay Owner for electricity consumed in the portion of the Eighth Additional Space served by such submeter at the rate paid by Tenant to Owner during the most recent comparable period when such submeter was in good working order. Tenant shall take good care of any such submeter and all submetering installation equipment, at Tenant's sole cost and expense, and make all repairs thereto occasioned by any acts, omissions or negligence of Tenant or any person claiming through or under Tenant as and when necessary to insure that any such submeter is, at all times during the Demised Term, in good working order. With respect to the period (referred to as the "Interim Period"), if any,
                                                       --------------
from the Eighth Additional Space Commencement Date through the date immediately prior to the date upon which the submeter or submeters shall be operable, Tenant shall pay to Owner monthly on demand of Owner, for the electricity consumed in the Eighth Additional Space, a sum equal to one-twelfth (1/12th) of the product of (x) $1.50 multiplied by (y) 1,996. With respect to any period during the Interim Period constituting less than a full calendar month, the monthly payment referred to in the preceding sentence shall be appropriately prorated.

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               D.   (1)  Owner may, at any time, elect to discontinue the
redistribution or furnishing of electrical energy. In the event of any such election by Owner, (i) Owner agrees to give reasonable advance notice of any such discontinuance to Tenant, (ii) Owner agrees to permit Tenant to receive electrical service directly from the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Eighth Additional Space to be used by Tenant for such purpose to the extent they are suitable and safely capable, (iii) Owner agrees to pay such charges and costs, if any, as such corporation(s) and/or other entity(ies) may impose in connection with the installation of Tenant's meters, (iv) the provisions of Subsection C of this Section 29.13 shall be deemed deleted from this Lease, and
(v) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                    (2) Notwithstanding anything to the contrary contained in subsection D(1) of this Section 29.13, Owner agrees that Owner shall not voluntarily discontinue the redistribution or furnishing of electrical energy until Owner shall have made or paid for all installations required to provide Tenant with electrical service similar to the electrical service which Tenant had in the Eighth Additional Space immediately prior to such discontinuance and the public utility corporation(s) and/or other entity(ies) supplying electrical service to the Building has agreed to furnish such service so that Tenant shall immediately upon such discontinuance be able to receive electrical service directly from such public utility corporation(s) and/or other entity(ies). Unless a shorter time is required by the public utility corporation(s) and/or other entity(ies) supplying electrical service to the Building, Owner shall give Tenant at least ninety (90) days prior notice of any such discontinuance.

               E. Notwithstanding anything to the contrary set forth in this Lease, any sums payable or granted in any way by the corporation(s) and/or other entity(ies) selected by Owner to supply electricity to the Building resulting from the installation in the Eighth Additional Space of energy efficient lighting fixtures, lamps, special supplemental heating, ventilation and air conditioning systems or any other Alterations, which sums are paid or given by way of rebate, direct payment, credit or otherwise, shall be and remain the property of Owner, and Tenant shall not be entitled to any portion thereof, unless such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations were installed by Tenant, solely at Tenant's expense, without any contribution, credit or allowance by Owner, in accordance with all of the provisions of this Lease. Nothing contained in the foregoing sentence, however, shall be deemed to obligate Owner to supply or install in the Eighth Additional Space any such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations.

               F. Tenant acknowledges that the Building heating, ventilating and air conditioning system unit serving the floor of the Building on which the Eighth Additional Space is located (referred to herein as the "Floor HVAC Unit") shall not be connected to the submeter(s) serving the Eighth Additional Space, but, instead, shall be connected to a separate meter(s) measuring the electrical energy consumed by such Floor HVAC Unit. Accordingly, Tenant agrees that, during the

Demised Term, Tenant shall pay to Owner, from time to time upon demand of Owner and submission by Owner to Tenant of invoices or bills therefor, nineteen and 96/100 (19.96%) percent (hereinafter, "Tenant's Electrical Share") of all amounts shown on said separate meter(s) for such Floor HVAC Unit.

               G. Tenant acknowledges that the light and power systems serving the public areas of the floor of the Building on which the Eighth Additional Space is located (referred to herein as the "Floor Public Light and Power") shall not be connected to the submeter(s) serving the Eighth Additional Space, but, instead, shall be connected to a separate meter(s) measuring the electrical energy consumed by such Floor Public Light and Power. Accordingly, Tenant agrees that, during the Demised Term, Tenant shall pay to Owner, from time to time upon demand of Owner and submission by Owner to Tenant of invoices or bills therefor, Tenant's Electrical Share of all amounts shown on said separate meter(s) for such Floor Public Light and Power.

          SECOND:   Present Occupant:  Tenant acknowledges that Owner has
          ------    ----------------
advised Tenant that the Eighth Additional Space is presently affected by a letting agreement with Warp 10 Technologies, Inc. (referred to as the "Present Occupant") for a term to expire on April 30, 1998, unless sooner terminated pursuant to any of the terms, covenants or conditions of the lease with the Present Occupant or pursuant to law. Notwithstanding anything to the contrary contained herein, if the Present Occupant does not vacate and surrender the Eighth Additional Space to Owner on or prior to April 30, 1998, then (i) the Demised Term applicable to the Eighth Additional Space shall not commence on May 1, 1998, but, instead, shall commence in accordance with paragraph (5) of the WHEREAS provisions hereof after the Present Occupant has vacated and surrendered
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possession of the Eighth Additional Space, (ii) the Demised Term shall end in accordance with the provisions of this Agreement, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, (iii) except as set forth in this sentence, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, (iv) Tenant waives any right under Section 223-a of the Real Property or any successor law of like import to rescind the Lease or this Agreement or rescind its obligations with respect thereto and (v) Tenant further waives the right to recover any damages which may result from the failure of Owner to deliver possession of the Eighth Additional Space to Tenant on May 1, 1998.

          THIRD:    Owner and Tenant each represent and warrant to the other
          -----
that Schlesinger & Company, LLC is the sole broker with whom either party has negotiated or otherwise dealt with in connection with the Eighth Additional Space or in bringing about this Agreement. Owner and Tenant shall indemnify each other from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach of the foregoing representation and warranty. Owner shall pay any commission or compensation due hereunder pursuant to a separate agreement with such broker.

          FOURTH:   Eighth Additional Space Rent Holiday:  Provided Tenant is
          ------    ------------------------------------
not then in default in the observance and performance of any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant, with respect to the Eighth Additional Space only, shall be entitled to a conditional rent holiday and shall not be required to pay any portion of the Fixed Rent applicable to the Eighth Additional Space with respect to the period (the "Eighth Additional Space Rent Holiday Period") from the
                    --------------------------------------------
Eighth Additional Space Commencement Date to and including the date which is sixty (60) days next following the Eighth Additional Space Commencement Date, but, during such period, Tenant shall otherwise be required to comply with all of the other terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (including the provisions of Article 29 as modified hereby), other than the obligation to make any payments pursuant to the provisions of

Article 23 applicable to the Eighth Additional Space. If, at any time during the Demised Term, Tenant shall be in default in the observance and performance of any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, then the total sum of the Fixed Rent so conditionally excused by operation of the foregoing provisions hereof shall become immediately due and payable by Tenant to Owner. If, as of the Expiration Date, Tenant shall not then be in default in the observance and performance of any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Owner shall waive payment of all such Fixed Rent so conditionally excused.

          FIFTH:    A.  The parties agree that the Demised Term shall expire on
          -----
August 31, 2002 with respect to the entire Demised Premises, other than the Sixth Additional Space and the Seventh Additional Space and, with respect thereto, the Demised Term shall expire, with respect to the Sixth Additional Space, on January 31, 2003 and, with respect to the Seventh Additional Space, on December 31, 2002. Accordingly, on or prior to August 31, 2002, Tenant shall vacate and surrender to Owner the original Demised Premises and the First, Second, Third, Fourth and Fifth Additional Spaces, free of all tenancies and occupancies, and Tenant shall fully comply with the provisions of Article 21 of this Lease with respect to the original Demised Premises and such Additional Spaces on or prior to the applicable dates upon which the Demised Term applicable thereto shall expire. Tenant acknowledges that the Lease shall continue to apply to the Sixth, Seventh and Eighth Additional Spaces thereafter. Tenant hereby expressly waives any rights which Tenant may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover proceedings which Owner may institute to enforce the foregoing provisions of this Article FIFTH. If requested by either party, the parties agree to execute and deliver to each other after August 31, 2002 a further agreement, in form reasonably satisfactory to both parties, evidencing the surrender of the original Demised Premises and such Additional Spaces to Owner; however, neither the failure of either party to request such execution of such instrument nor the failure of either party to execute and deliver such instrument shall vitiate the provisions of this Article FIFTH. As of September 1, 2002, the Fixed Rent shall be reduced by that portion thereof allocable to the original Demised Premises and the First, Second, Third, Fourth and Fifth Additional Spaces and Tenant's Proportionate Share shall be reduced by that portion thereof allocable to all remaining portions of the Demised Premises other than the original Demised Premises and such Additional Spaces. From and after August 31, 2002, notwithstanding anything contained in Section 11.03C to the contrary, at no time shall there be more than one (1) occupant, including Tenant, in the Sixth, Seventh or Eighth Additional Spaces.

          SIXTH:    As of the date hereof, the seventeenth (17th) floor of the
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Building contains an Americans with Disabilities Act-compliant core toilet.

          SEVENTH:  Except to the extent expressly modified by the foregoing
          -------
provisions of this Agreement, the Lease is hereby ratified and confirmed in all respects.

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

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                              55 BROAD STREET COMPANY, Owner


                              BY:_______________________________
                                                   Partner


                              N2K INC., Tenant


                              BY: /s/ Arthur Weiner
                                 -------------------------------
                                                   its General Counsel

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )


          On the 17/th/ day of April, 1998, before me personally came Arthur Weiner to me known, who, being by me duly sworn, did depose and say that he resides at 153 W. 82/nd/ Street, New York, NY, that he/she is the General Counsel of N2K INC., the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said corporation.


         EDWARD H. SHARPIO                  /s/ [SIGNATURE ILLEGIBLE]
                                            ---------------------------
   Notary Public, State of New York                  Notary Public
          No. 30-5010106
      Qualified in Nassau County
   Commission Expires March 29, 1999

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